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[INVITROGEN LOGO}

                                                                    Exhibit 99.1



INVESTOR AND FINANCIAL CONTACTS:
Paul Goodson or Eric Winzer
(760) 603-7200

                           INVITROGEN CORP. ANNOUNCES
                           FIRST QUARTER 2003 RESULTS

CARLSBAD, CA, APRIL 24, 2003 -- Invitrogen Corp. (Nasdaq: IVGN) today announced results for its first quarter ended March 31, 2003. Revenues for the first quarter were $180.6 million, an increase of 13% over the $159.9 million recorded for the first quarter of 2002. Net income for the quarter ended March 31, 2003 was $16.9 million, or $0.34 per share, which compares to $14.5 million, or $0.27 per share, in the comparable quarter of 2002. Reported net income and earnings per share increased 16% and 26%, respectively. The company has regularly reported pro forma results which exclude merger related amortization and business integration costs. First quarter pro forma net income was $27.2 million, or $0.52 per share, compared with pro forma net income in the first quarter of 2002 of $25.1 million, or $0.46 per share. Pro forma net income and pro forma earnings per share increased 8% and 13%, respectively.

Reconciliations between Invitrogen's results and pro forma results for the periods reported are presented on a table below entitled, "Invitrogen Corp. and Subsidiaries Reconciliation of GAAP Earnings to Pro Forma Earnings and EBITDA Information," with additional information presented on our Investor Relations web page at www.invitrogen.com.

The $180.6 million in revenues for the first quarter of 2003 included $10.6 million resulting from favorable changes in foreign currency exchange rates from those in the same period last year, which accounted for 7% of the 13% increase in revenues from the prior year period. Cell culture revenues increased 23% in the first quarter as sales for both research and production applications posted strong increases in addition to the $4.0 million, or 7% of the increase, that resulted from favorable changes in foreign currency rates. Sales of molecular biology products increased 8% in the first quarter of 2003 compared with the same period in 2002. The increase includes $2.8 million in revenues from InforMax(R), which the company acquired in late 2002, and $6.5 million, or 6% of the increase, that resulted from favorable changes in foreign currency rates.

First quarter 2003 gross margins were 60.4%, compared with 57.5% in the first quarter of 2002. Cell culture gross margins increased to 52% from 48% in the comparable quarter of 2002, principally due to higher gross margins on serum products. Molecular biology gross margins increased to 65% from 62% last year due to price increases, cost improvements and favorable changes in currency rates.

Operating income was 14% of revenues in the first quarters of both 2003 and 2002. Operating income before business integration costs and merger-related amortization was 24% of revenues in the first quarter of 2003 compared with 25% in the first quarter of 2002.

Jim Glynn, Invitrogen's President and CEO, commented, "Our cell culture business performed very well during the quarter, which helped offset slower growth in our molecular biology business. Molecular biology sales were soft in most markets, particularly in sales to U.S. commercial customers."

Business integration costs in the first quarter of 2003 consisted of $0.3 million related to the integration of InforMax operations. Business integration expenses in 2002 were $1.4 million and were related to the Life Technologies integration.

Cash flows from operating activities were $23 million in the first quarter of 2003. Cash paid related to the acquisition of PanVera assets was $102 million, including transaction expenses and cash paid to escrow for repayment of debt assumed. Capital expenditures were $6 million during the first quarter of 2003.

Shares outstanding in the first quarter of 2003 were lower than in the first quarter of 2002. The decrease is principally due to the 3.3 million shares repurchased by the company in late 2002 under its 3-year, $300 million stock repurchase program. No shares have been repurchased by the company so far in 2003.

CONFERENCE CALL AND BUSINESS OUTLOOK

The company will discuss its first quarter 2003 results and its business outlook on its conference call at 5:00 pm Eastern Time today. This conference call may contain forward-looking information. The conference call will include a discussion of "non-GAAP financial measures" as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company's financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call, will be posted at the company's Investor Relations web site at www.invitrogen.com prior to the commencement of the call.

Interested parties can participate in the call by dialing (706) 643-0825 after 4:50pm EST. A replay of the call will be available until May 1, 2003 by dialing
(800) 642-1687 for North America and (706) 645-9291 for International, and using Conference ID 9631392. The call will also be webcast in a listen only mode at http://www.vcall.com/EventPage.asp?ID=83558 and archived at this web address for 30 days.
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ABOUT INVITROGEN

Invitrogen Corporation develops, manufactures and markets research tools in kit form and provides other research products and services to biotechnology and biopharmaceutical researchers and companies worldwide. The company manufactures and markets thousands of products and services that simplify and improve gene cloning, gene expression, and gene analysis techniques for corporate, academic and government entities. The company also engages in technology licensing, research services, large-scale production, and life science technical expertise and support. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and has operations in more than 20 countries and distributor relationships in 50 more. The company employs approximately 2,800 people at its worldwide locations.

For more information about Invitrogen Corporation, please visit the web site at www.invitrogen.com.

STATEMENT REGARDING USE OF NON-GAAP MEASURES

The company has regularly reported pro forma results which exclude merger related amortization and business integration costs to provide a supplemental comparison of results of operations. Management excludes these costs when analyzing operations since they are principally non-cash or other costs resulting primarily from business restructurings or purchase accounting that are separate from ongoing operations. Management also believes that the pro forma results provide investors with additional useful information concerning the company's ability to generate positive cash flows.

The financial information excluding these items should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between Invitrogen results and pro forma results are presented on the table below entitled, "Invitrogen Corp. and Subsidiaries Reconciliation of GAAP Earnings to Pro Forma Earnings and EBITDA Information."

Certain statements contained in this press release and in today's conference call are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen's intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to, statements relating to: 1) revenue trends for the Company's segments and business units, and the factors contributing to such trends in 2003; 2) the integration of recent acquisitions, including InforMax, Inc. and the assets of Pan Vera LLC; 3) the Company's revenue, net income and earnings expectations, including expectations for InforMax and the business purchased from Pan Vera LLC; 4) the Company's expectations regarding currency exchange rates in 2003; 5) the Company's expectations regarding its capital expenditures; and 6) the Company's expectations regarding its search for a Chief Executive Officer. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited a) the Company's ability to integrate InforMax, Inc. and the business purchased from Pan Vera LLC successfully; b) the Company's ability to implement its core business strategy;
c) the Company's ability to strengthen its performance in quality and customer service; d) customer reaction to the Company's products; e) the Company's ability to attract and retain qualified employees, including a Chief Executive Officer; and f) the price and trading characteristics of Invitrogen's common stock, as well as other risks and uncertainties detailed from time to time in Invitrogen's Securities and Exchange Commission filings.

                       INVITROGEN CORP. AND SUBSIDIARIES
                   INTERIM CONSOLIDATED STATEMENTS OF INCOME

                                                   FOR THE THREE MONTHS
(in thousands, except per share data)                 ENDED MARCH 31,
                                                      ---------------
                                                   2003              2002
                                                   ----              ----
                                                        (UNAUDITED)
Revenues ...............................        $ 180,642         $ 159,889
Cost of revenues .......................           71,453            67,936
                                                ---------         ---------
    Gross margin .......................          109,189            91,953
                                                ---------         ---------
Operating expenses:
  Sales and marketing ..................           35,819            29,462
  General and administrative ...........           19,844            15,628
  Research and development .............           10,625             7,634
  Purchased intangibles amortization ...           16,676            16,071
  Business integration costs ...........              320             1,363
                                                ---------         ---------
    Total operating expenses ...........           83,284            70,158
                                                ---------         ---------
     Income from operations ............           25,905            21,795
                                                ---------         ---------
Other income (expense):
  Interest income ......................            6,174             6,081
  Interest expense .....................           (6,489)           (6,027)
  Other income (expense), net ..........             (277)             (128)
                                                ---------         ---------
   Total other income and expense, net .             (592)              (74)
                                                ---------         ---------
Income before provision for income
  taxes and minority interest ..........           25,313            21,721
Income tax provision ...................           (8,277)           (7,001)
Minority interest ......................             (124)             (202)
                                                ---------         ---------
     NET INCOME ........................        $  16,912         $  14,518
                                                =========         =========
NET INCOME PER COMMON SHARE:
 BASIC .................................        $    0.34         $    0.27
                                                =========         =========
 DILUTED ...............................        $    0.34         $    0.27
                                                =========         =========
Weighted average shares used in per
share calculation:
 Basic .................................           49,998            53,023
 Diluted ...............................           50,243            53,489

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                       INVITROGEN CORP. AND SUBSIDIARIES
           RECONCILATION OF GAAP EARNINGS TO PRO FORMA EARNINGS(1) AND
                               EBITDA INFORMATION

                                                         FOR THE THREE MONTHS
(in thousands, except per share                             ENDED MARCH 31,
  data)(unaudited)                                          ---------------
                                                         2003             2002
                                                         ----             ----
PRO FORMA NET INCOME EXCLUDING BUSINESS
 INTEGRATION COSTS AND MERGER-RELATED
 AMORTIZATION, NET OF TAX:
Income before provision for income
  taxes and minority interest reported
  under GAAP ..................................        $ 25,313         $ 21,721
                                                       --------         --------
Add back business integration costs and
  merger-related amortization:
  Amortization of purchased intangibles .......          16,676           16,071
  Amortization of deferred compensation .......              --              104
  Business integration costs ..................             320            1,363
                                                       --------         --------
   Total business integration costs and
    merger-related amortization ...............          16,996           17,538
                                                       --------         --------
      Pro forma income before provision
      for income taxes and minority
      interest ................................          42,309           39,259
Income tax provision at pro forma
  effective tax rate(2) .......................         (15,020)         (13,937)
Minority interest .............................            (124)            (202)
                                                       --------         --------
     PRO FORMA NET INCOME .....................        $ 27,165         $ 25,120
                                                       ========         ========
CALCULATION OF PRO FORMA EARNINGS PER SHARE(3):
Pro forma net income ..........................        $ 27,165         $ 25,120
Interest expense on subordinated debt,
  net of tax ..................................           2,077            2,203
                                                       --------         --------
PRO FORMA NUMERATOR FOR DILUTED
   EARNINGS PER SHARE .........................        $ 29,242         $ 27,323
                                                       ========         ========
PRO FORMA EARNINGS PER SHARE:
  Basic .......................................        $   0.54         $   0.47
                                                       ========         ========
  DILUTED .....................................        $   0.52         $   0.46
                                                       ========         ========
Weighted average shares used in pro forma per
 share calculations:
  Basic .......................................          49,998           53,023
  Dilutive stock options ......................             245              466
  Dilutive shares from assumed
   conversion of convertible
   subordinated debt ..........................           5,807            5,807
                                                       --------         --------
  Diluted .....................................          56,050           59,296
                                                       ========         ========
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
 AMORTIZATION AND BUSINESS INTEGRATION COSTS:
Income from operations reported under
  GAAP ........................................        $ 25,905         $ 21,795
Add back business integration costs and
  merger-related amortization .................          16,996           17,538
Add back depreciation .........................           5,950            4,459
Add back amortization of all other
  intangible assets ...........................             798              839
                                                       --------         --------
  EBITDA AND BUSINESS INTEGRATION COSTS .......        $ 49,649         $ 44,631
                                                       ========         ========

----------
(1) The company has regularly reported pro forma results which exclude the amortization of purchased intangibles, amortization of deferred compensation and business integration costs to provide a supplemental comparison of results of operations.

(2) The company's effective income tax rate used in the calculation of pro forma net income differs from the effective income tax rate applied for GAAP purposes. The effective income tax rate on GAAP pre-tax income is lower because the expenses included in GAAP pre-tax income, but excluded from pro forma pre-tax income, produce a tax benefit in a taxing jurisdiction having a higher tax rate than the company's overall average income tax rate.

(3) Pro forma diluted earnings per share includes the potential dilution from the 2006 Convertible Subordinate Debt, and, using the treasury stock method, assumes that the debt was converted at the beginning of the period presented with related interest expense, net of tax, added back to the numerator and shares from the assumed conversion of the debt added to the denominator. The 2007 Convertible Subordinated Debt was not dilutive for GAAP earnings per share.

                       INVITROGEN CORP. AND SUBSIDIARIES
                           BUSINESS SEGMENT HIGHLIGHTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                                                                             CORPORATE
                                           MOLECULAR          CELL              AND
(dollars in thousands)(unaudited)           BIOLOGY          CULTURE       UNALLOCATED(1)        TOTAL
---------------------------------           -------          -------       --------------        -----
SEGMENT RESULTS FOR THE THREE MONTHS
ENDED MARCH 31, 2003
Revenues from external customers ...        $116,371         $64,271         $     --          $180,642
                                            ========         =======         ========          ========
Gross margin .......................          75,896          33,293               --           109,189
                                            --------         -------         --------          --------
Gross margin as a percentage of
  revenues .........................              65%             52%                                60%
Selling, administrative and R&D ....          45,726          14,524            6,038            66,288
Business integration costs and
  merger-related amortization ......              --              --           16,996            16,996
                                            --------         -------         --------          --------
  Income (loss) from operations ....          30,170          18,769          (23,034)           25,905
Operating margin as a percentage
  of revenues ......................              26%             29%                                14%
Add back business integration
  costs and merger-related
  amortization .....................              --              --           16,996            16,996
                                            --------         -------         --------          --------
  Pro forma operating income (loss)         $ 30,170         $18,769         $ (6,038)         $ 42,901
                                            ========         =======         ========          ========
Pro forma operating margin as a
  percentage of revenues ...........              26%             29%                                24%

SEGMENT RESULTS FOR THE THREE MONTHS
ENDED MARCH 31, 2002
Revenues from external customers ...        $107,766         $52,123         $     --          $159,889
                                            ========         =======         ========          ========
Gross margin .......................          66,833          25,126               (6)           91,953
                                            --------         -------         --------          --------
Gross margin as a percentage of
  revenues .........................              62%             48%                                58%
Selling, administrative and R&D ....          37,782          11,320            3,622            52,724
Business integration costs and
  merger-related amortization (2) ..              --              --           17,434            17,434
                                            --------         -------         --------          --------
    Income (loss) from operations ..          29,051          13,806          (21,062)           21,795
Operating margin as a percentage
  of revenues ......................              27%             26%                                14%
Add back business integration
  costs and merger-related
  amortization (3) .................              --              --           17,538            17,538
                                            --------         -------         --------          --------
  Pro forma operating income (loss)         $ 29,051         $13,806         $ (3,524)         $ 39,333
                                            ========         =======         ========          ========
Pro forma operating margin as a
  percentage of revenues ...........              27%             26%                                25%

----------
(1) Unallocated items for the three months ended March 31, 2003 and 2002 include amortization of purchased intangibles of $16.7 million and $16.1 million, amortization of deferred compensation of $0 and $0.1 million, and business integration costs of $0.3 million and $1.4 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

(2) Excludes deferred compensation for the three months ended March 31, 2002 of $0.1 million which is allocated to operating expenses.

(3)   Includes amortization of deferred compensation costs.
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                       INVITROGEN CORP. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                         MARCH 31,        DECEMBER 31,
(in thousands)                                             2003               2002
                                                           ----               ----
                      ASSETS                            (UNAUDITED)
Current assets:
  Cash and cash equivalents ....................        $  494,332        $  537,817
  Short-term investments held-to-maturity ......           256,063           184,188
  Restricted cash and investments ..............            13,262             9,370
  Trade accounts receivable, net of allowance
  for doubtful accounts ........................           113,710            95,104
  Inventories ..................................            95,956            85,531
  Deferred income taxes ........................            30,879            28,679
  Prepaid expenses and other current assets ....            27,813            27,762
                                                        ----------        ----------
   Total current assets ........................         1,032,015           968,451
Property and equipment, net ....................           146,514           136,151
Goodwill .......................................           764,568           768,459
Intangible assets, net .........................           412,929           344,180
Long-term investments held-to-maturity .........           223,742           338,488
Other assets ...................................            59,288            59,237
                                                        ----------        ----------
  Total assets .................................        $2,639,056        $2,614,966
                                                        ==========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term obligations .....        $    6,420        $    2,456
  Accounts payable, accrued expenses and other
  current liabilities ..........................           103,808           108,021
  Income taxes .................................            41,398            30,478
                                                        ----------        ----------
   Total current liabilities ...................           151,626           140,955
Long-term obligations and reserves .............            24,726            24,664
Pension liabilities ............................            22,267            21,997
Deferred income tax liability ..................           102,414           108,737
2-1/4% Convertible Subordinated Notes due 2006 .           500,000           500,000
5-1/2% Convertible Subordinated Notes due 2007 .           172,500           172,500
Minority interest ..............................             3,627             3,503
Stockholders' equity ...........................         1,661,896         1,642,610
                                                        ----------        ----------
  Total liabilities and stockholders' equity ...        $2,639,056        $2,614,966
                                                        ==========        ==========

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